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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
American Media Incorporated
West Des Moines, Iowa


We hereby consent to the use in Post Effective Amendment No. 2 to Registration Statement No. 333-57733 on Form S-4, dated January 7, 1999, of our report, dated July 31, 1998, except for Note 10 as to which the date is August 10, 1998, on the financial statements of American Media Incorporated, as of and for the years ended June 30, 1997 and 1998. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ McGladrey & Pullen, LLP


Des Moines, Iowa
January 7, 1999